CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                             THE NETPLEX GROUP, INC.

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

                          ----------------------------

         It is hereby certified that:

         FIRST: The name of the corporation is THE NETPLEX GROUP, INC., F/K/A COMPLINK, LTD. (the "Corporation").

         SECOND: The certificate of incorporation of the Corporation was filed with the Department of State on August 1, 1986. A Restated Certificate of Incorporation was filed with the Department of State on March 27, 1992. An Amended and Restated Certificate of Incorporation was filed with the Department of State on March 9, 1993. An amendment to the Amended and Restated Certificate of Incorporation was filed on June 12, 1996. The Amended and Restated Certificate of Incorporation and the amendment to the Certificate of
Incorporation are collectively referred to herein as "The Certificate of Incorporation."

         THIRD: That the Certificate of Incorporation be and it hereby is amended by the addition of Article FOURTH (B) stating the number, designation, relative rights, preferences and limitations of the Company's Preferred Stock as follows:

                 1. DESIGNATIONS AND AMOUNT. 2,000,000 shares of the Preferred Stock of the Corporation, par value $.01 per share, shall constitute a class of Preferred Stock designated as "Class A 10% Convertible Preferred Stock" (the "Class A Preferred Stock").

                 2. RANK. The Class A Preferred Stock shall rank senior to all classes and series of capital stock of the Corporation now or hereafter authorized, issued or outstanding, including, without limitation, the Common Stock, par value $.001 per share ("Common Stock") of the Corporation, and any other classes and series of stock of the Corporation now or hereafter authorized, issued or outstanding (collectively, the "Junior Securities"). In addition, the Corporation will not issue any class or series of any class or capital stock which ranks PARI PASSU with the Class A Preferred Stock with respect to dividend rights or rights on liquidation, winding-up on dissolution of the Corporation.

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                 3. DIVIDENDS.

                 (a) The holders of shares of Class A Preferred Stock shall be entitled to receive, out of assets of the Corporation legally available for payment and subject to Section 3(b) hereof, cash dividends at the rate of 10% per annum (or $.20) per share of Series A Preferred Stock (the "Preferred Dividend"), payable quarterly in arrears on March 31, June 30, September 30 and December 31, commencing December 31, 1996 (each a "dividend payment date"); PROVIDED, HOWEVER that, if on any such day banks in the City of New York are authorized or required to close, a Preferred Dividend otherwise payable on such day will be payable on the next day that banks in the City of New York are not authorized or required to close. Such Preferred Dividend shall be cumulative from the later of the date of initial issuance of such shares of Class A Preferred Stock, or the most recent dividend payment date on which dividends have been paid on the Class A Preferred Stock by the Corporation. Such Preferred Dividend shall be payable, in arrears, to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 60 days nor less than 10 days preceding the dividend payment dates thereof, as shall be fixed by the Board. The amount of the Preferred Dividend payable per share for each dividend period shall be computed by dividing by four the 10% annual rate. The amount of the Preferred Dividend payable for the initial dividend period and for any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

                 (b) At the Corporation's option, so long as the Corporation's authorized capital is sufficient, the Corporation shall have the right, in lieu of paying some or all of any Preferred Dividend in cash, to issue such number of shares of Class A Preferred Stock to holders of Class A Preferred Stock which is equal to the Preferred Dividend on the basis of one share of Class A Preferred Stock valued at the lower of $2.00 (stated value) or market value of the Company's Common Stock. For purposes of this subsection 3((b), market value shall mean the average closing sale price of the Company's Common Stock on each trading date during the quarterly period immediately prior to the dividend payment date. By way of example, if the amount of the Preferred Dividend due to a holder of Class A Preferred Stock is $9.00 and the average closing sale price is $1.00 per share, then the Corporation may issue nine shares of Class A Preferred Stock to the holder of the Class A Preferred Stock; if the average closing sales price is $2.00 per share or greater then the Corporation may issue
4.5 shares of Class A Preferred Stock to the holder of the Class A Preferred Stock. Fractional amounts will be rounded to the nearest whole-number.

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                 (c) The Corporation may not declare or pay any dividend or make any distribution of assets on, or redeem, purchase or otherwise acquire, Junior Securities, unless all accrued and unpaid dividends on the Class A Preferred Stock for all prior dividend periods have been or contemporaneously are declared and paid and the full quarterly dividend on the Class A Preferred Stock for the current dividend period has been or contemporaneously is declared and set apart for payment.

                 4. RIGHTS ON LIQUIDATION, DISSOLUTION OR WINDING UP, ETC.

                 (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to stockholders, whether from capital, surplus or earnings, shall be distributed in the following order of priority:

                           (i) The holders of Class A  Preferred  Stock shall be
                 entitled to receive, prior and in preference to any distribution to the holders of any Junior Securities an amount equal to the greater of (A) ($4.00 per share) for each share of Class A Preferred Stock then outstanding plus an amount equal to all accrued but unpaid dividends on such share of Class A Preferred Stock as of the date such payment is made to the holders of Class A Preferred Stock, or (B) the amount the holders of Class A Preferred Stock would have received had the holders of Class A Preferred Stock converted the Class A Preferred Stock into Common Stock as provided in Section 7 immediately prior to the voluntary or involuntary liquidation and, in addition, an amount equal to all accrued but unpaid dividends on such shares of Class A Preferred Stock as of the date such payment is made to the holders of Class A Preferred Stock.

                           (ii)  (x) If  there  is a  distribution  pursuant  to
                 Section 4(a)(i)(A) or 4(a)(i)(B) hereof, the remaining assets of the Corporation available for distribution, if any, to the stockholders of the Corporation shall be distributed to the holders of issued and outstanding shares of Common Stock.

                 (b) If, at any time (the "Change of Control Date"), (i) all or substantially all of the Corporation's assets are sold as an entirety to any person or related group of persons other than an Affiliate or Affiliates of the Corporation, or (ii) the Corporation is merged with or into another corporation or another corporation is merged into the Corporation with the effect that immediately after such transaction the stockholders of the Corporation immediately prior to such transaction hold less than

50% of the total voting power entitled to vote in the election of directors, managers or trustees of the entity surviving such transaction, (collectively, the "Change of Control"), then the Corporation shall notify the holders of shares of the Class A Preferred Stock in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") within the 30th day following the Change of Control Date (the "Change of Control Payment Date") all shares of the Class A Preferred Stock then outstanding at a purchase price equal to the greater of (a) two times the stated value ($2.00 per share) plus accrued and unpaid dividends to the Change of Control Payment Date, if any or (b) the amount, if any, the holders of the Class A Preferred would have received had the holders of the Class A Preferred Stock converted the Class A Preferred Stock into Common Stock as provided in Section 7 immediately prior to the Change of Control and, in addition, the amount equal to all accrued but unpaid dividends on such shares of Class A Preferred Stock as of the date such payment is made to the holders of the Class A Preferred Stock.

                 Notice of a Change of Control Offer shall be mailed by the Corporation not less than 30 days nor more than 60 days before the Change of Control Payment Date to the holders of shares of the Class A Preferred Stock at their last registered addresses as they appear on the books of the Corporation or its Transfer Agent. The Change of Control Offer shall remain open from the time of mailing until the fifth business day preceding the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall state:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4(b) and that all shares of the Class A Preferred Stock will be accepted for purchase;

                  (2) the purchase price and the Change of Control Payment Date;

                  (3) that any shares of Class A Preferred Stock not tendered will continue to accrue dividends;

                  (4) that any shares of Class A Preferred Stock accepted for purchase pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date;

                  (5) that holders of shares of the Class A Preferred Stock electing to have shares purchased pursuant to a Change of Control Offer will be required to surrender certificates representing their shares of the Class A Preferred Stock with such documentation evidencing their election to have their shares purchased as the

                  Corporation shall reasonably request, to the Corporation prior to the close of business on the Change of Control Payment Date;

                  (6) that holders will be entitled to withdraw their election if the Corporation receives, not later than the close of business on the Business Day three Business Days preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the number of shares of the Class A Preferred Stock the holder delivered for purchase and a statement that such holder is withdrawing his election to have such shares purchased;

                  (7) that holders whose shares are purchased only in part will be issued certificates for shares representing the unpurchased portion of the shares surrendered;

                  (8) the instructions that holders must follow in order to tender their shares; and

                  (9) the circumstances and relevant facts regarding such Change of Control.

                  On the Change of Control Payment Date, the Company shall (i) accept for payment the shares tendered pursuant to the Change of Control Offer and (ii) promptly mail to the holder of shares so accepted payment in an amount equal to the purchase price.

                  For purposes of this Section 4(b), the term "Affiliate" shall mean any person directly or indirectly controlling, controlled by or under common control with the Corporation as of the Change of Control Payment Date. For the purposes of this definition, the beneficial ownership of 10% or more of the voting common equity of a person shall be deemed to be control.

                  5. REDEMPTION OF CLASS A PREFERRED STOCK. (a) At any time there is an effective Registration Statement under the Securities Act of 1933, as amended, relating to the re-offer and re-sale of the shares of Common Stock underlying the Class A Preferred Stock and the shares of Common Stock underlying certain warrants granted in connection with a private offering (the "Offering") of Units consisting of one share of Class A Preferred Stock and a warrant to purchase one share of Common Stock, and subject to Section 7 hereinbelow the Corporation shall have the option to (unless otherwise prevented by law) redeem the Class A Preferred Stock, as provided in Section 5(b) and upon 30 days prior written notice of the Corporation's intention to exercise the redemption option set forth herein as provided in Section

5(b) to the holders of the then outstanding shares of Class A Preferred Stock. The redemption price of shares of the Class A Preferred Stock shall be equal to $2.00 per share plus all accrued but unpaid dividends through the date of redemption.

                  (b) Notice of any Class A Preferred Stock redemption date and the redemption option exercisable in connection therewith pursuant to this
Section 5 shall be sent by the Corporation by first-class certified mail, return receipt requested, postage prepaid, to the holders of record of shares of Class A Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation. Such notice may be given at any time (i) during the first two years after the date of the closing (the "Closing") of the issuance of the Class A Preferred Stock pursuant to the Offering, if the last sale price of the Common Stock has been at least $3.00 per share on all 20 of the trading days ending on the third date prior to the date on which written notice of redemption is given, (ii) during the third year after the Closing, if the last sale price of the Common Stock has been at least $3.75 per share on all 20 of the trading days ending on the third date prior to the date on which written notice of redemption is given, (iii) during the fourth year after the Closing, if the last sale price of the Common Stock has been at least $4.00 per share on all 20 of the trading days ending on the third date prior to the date on which written notice of redemption is given, and (iv) after the fourth year after the Closing, if the last sale price of the Common Stock has been at least 20 percentage points higher than the prior year's price as such prior year's price relates to $2.00 per share (i.e., 220% of $2.00 in the fifth year, 240% of $2.00 in the sixth year, etc.) on all 20 of the trading days ending on the third date prior to the date on which notice of redemption is given. Such notice shall be mailed 30 days in advance of the applicable Class A Preferred Stock redemption date. At any time on or after the Class A Preferred Stock redemption date, the holders of record of shares of Class A Preferred Stock to be redeemed on such Class A
Preferred Stock redemption date in accordance with this Section 5 shall be entitled to receive the applicable redemption price upon actual delivery to the Corporation or its agents of the certificates representing the shares to be redeemed. If upon any redemption the assets of the Corporation available for redemption shall be insufficient to pay the holders of the shares of Class A Preferred Stock the full amounts to which they shall be entitled, the holders of shares of Class A Preferred Stock shall share ratably in any such redemption according to the respective amounts which would be payable in respect of such shares to be redeemed to the holders thereof if all amounts payable on or with respect to such shares were paid in full.

                 6. VOTING RIGHTS. The holders of Class A Preferred Stock shall not be entitled to vote on any matter except as required by law.

                 7. CONVERSION OF CLASS A PREFERRED STOCK.

                 (a) The holders of Class A Preferred Stock shall have the right, at such holders' option, at any time or from time to time, to convert each share of Class A Preferred Stock into one share of Common Stock together with an amount in cash equal to all accrued unpaid dividends with respect to such shares of Class A Preferred Stock up to and including the respective conversion date of the Class A Preferred Stock (the "Conversion Rate"), subject to adjustment as hereinafter provided. At the holder's option, so long as the Corporation's authorized capital is sufficient, the Corporation shall have the right, in lieu of paying some or all of any Preferred Dividend in cash, to issue shares of Class A Preferred Stock. The number of shares of Class A Preferred Stock to be issued will be calculated on the same basis as is provided in
Section 3(a) herein.

                 (b) Before any holder of Class A Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Class A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid together with funds in an amount equal to all accrued and unpaid dividends with respect to such shares of Class A Preferred Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                 (c) The Corporation shall not be required to issue fractions of shares of Common Stock upon conversion of the Preferred Stock. If any fractions of a share would, but for this Section, be issuable upon any conversion of Preferred Stock, in lieu of such fractional share the Company shall pay to the holder, in cash, an amount equal to the same fraction of the Closing Price per share of Common Stock.

                 (d) The Corporation shall reserve and shall at all times have reserved out of its authorized but unissued shares of Common Stock sufficient shares of Common Stock to permit the conversion of the then outstanding shares of the Class A Preferred Stock pursuant to this Section 7. All shares of Common Stock which may be issued upon conversion of shares of the Class A Preferred Stock pursuant to this Section 7 shall be validly issued, fully paid and nonassessable. In order that the Corporation may issue shares of Common Stock upon conversion of shares of the Class A Preferred Stock, the Corporation will endeavor to comply with all applicable Federal and State securities laws and will endeavor to list such shares of Common Stock to be issued upon conversion on each securities exchange on which Common Stock is listed and endeavor to maintain such listing for such period of time as either the Class A Preferred Stock or Common Stock underlying such Class A Preferred Stock remains outstanding.

                 (e) The Conversion Rate in effect at any time for conversion of Class A Preferred Stock into Common Stock pursuant to this Section 7 shall be subject to adjustment from time to time as follows:

                  (i) In the event that the Corporation shall (1) pay a dividend in shares of Common Stock to holders of Common Stock, (2) make a distribution in shares of Common Stock to holders of Common Stock, (3) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate in effect pursuant to this Section 7 immediately prior to such action shall be adjusted so that the holder of any shares of the Class A Preferred Stock thereafter surrendered for conversion pursuant to this Section 7 shall be entitled to receive the number of shares of Common Stock which he would have owned immediately following such action had such shares of the Class A Preferred Stock been converted immediately prior thereto. Such adjustment shall be made whenever any event listed above shall occur and shall become effective
         (A) immediately after the record date in the case of a dividend or a distribution and (B) immediately after the effective date in the case of a subdivision or combination.

                  (ii) In case the Corporation shall distribute to all holders of Common Stock shares of any class of capital stock other than Common Stock, evidences of indebtedness or other assets (other than cash dividends out of current or retained earnings), or shall distribute to substantially all holders of Common Stock rights or warrants to subscribe for securities, then in each such case the Conversion Rate shall be adjusted so that the same shall equal the number determined by multiplying the number of shares of Common Stock into which such share of the Class A Preferred Stock was convertible immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price (determined as provided in Section 7(e)(iii)) of Common Stock on the record date mentioned below, and of which the denominator shall be such current market price of Common Stock, less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of Common Stock entitled to receive such distribution.

                  (iii) For purposes of calculating any adjustment of the Conversion Rate pursuant to this Section 7, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for thirty consecutive trading days ending the last trading day before the day in question. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices regular way, on the principal national securities exchange on which Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price of Common Stock, or in case no reported sale takes place, the average of the closing bid and asked prices, on the Nasdaq SmallCap Market ("NASDAQ"), the OTC Electronic Bulletin Board (the "Bulletin Board") or any comparable system, or if Common Stock is not quoted on NASDAQ, the Bulletin Board or any comparable system, the closing sale price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If Common Stock is not quoted on NASDAQ, the Bulletin Board or any comparable system, the Board of Directors shall in good faith determine the current market price on such basis as it considers appropriate.

                  (f) No adjustment in the Conversion Rate shall be required until cumulative adjustments result in a concomitant change of 1% or more of the Conversion Rate as in effect prior to the last adjustment of the Conversion Rate; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 7(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment to the conversion rate shall be made for cash dividends.

                  (g) In the event that, as a result of an adjustment made pursuant to Section 7(e), the holder of any share of the Class A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than shares of Common Stock, thereafter the number of such other shares so receivable upon conversion of any shares of the Class A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 7.

                  (h) The Corporation may make such increases in the Conversion Rate, in addition to those required by Sections 7(e)(i) and (ii), as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients thereof.

                  (i) Whenever the Conversion Rate is adjusted  pursuant to this
Section 7, the Corporation shall promptly mail first class to all holders of record of shares of the Class A Preferred Stock a notice of the adjustment and shall cause to be prepared a certificate signed by a principal financial officer of the Corporation setting forth the adjusted conversion rate and a brief statement of the facts requiring such adjustment and the computation thereof. Such certificate shall forthwith be filed with each transfer agent for the shares of the Class A Preferred Stock.

                  (j) If any of the following shall occur: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of shares of the Class A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or (ii) any consolidation or merger to which the Corporation is a party other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock, then in addition to all of the rights granted to the holders of the Class A Preferred Stock as designated herein, the Corporation, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, provide in its certificate of incorporation or other charter document in that each share of the Class A Preferred Stock shall be convertible into the kind and amount of shares of capital stock and other securities and property (including cash) receivable upon such Change in Control by a holder of the number of shares of Common Stock deliverable upon conversion of such share of the Class A Preferred Stock immediately prior to reclassification, change, consolidation, merger, sale or conveyance. Such certificate of incorporation or other charter document shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
7. If, in the case of any such reclassification, change, consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of capital stock or other securities and property of a corporation other than the successor purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, sale or conveyance, then the certificate of incorporation or other charter document of such other corporation shall contain such additional provisions to protect the interests of the holders of shares of the Class A Preferred Stock as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provision of this Section 7(j) shall similarly apply to successive consolidations, mergers, sales or conveyances.

                  (k) In the event any shares of Class A Preferred Stock shall be converted pursuant to Section 7 hereof, the shares so converted shall be cancelled.

                  (l) The Corporation will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Class A Preferred Stock against impairment.

                  (m) So long as any Class A Preferred Stock is outstanding and any Preferred Dividend is in arrears, the Corporation shall not, without the consent of holders of a majority of the outstanding shares of Class A Preferred Stock purchase, redeem or otherwise acquire any shares of any class of the Corporation's outstanding capital stock.

                  Such resolution was signed by the President and Secretary of the Corporation.

                  FOURTH:  The  foregoing   amendments  to  the  Certificate  of
Incorporation herein certified have been duly adopted by the

Board of Directors in accordance with the provisions of Section 502 of the New York Business Corporation Law.

                  IN WITNESS WHEREOF, we have subscribed this document on September 19, 1996 and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.


                                        THE NETPLEX GROUP, INC.

                                        By: /s/ Gene Zaino
                                            ------------------------------
                                            Name:  Gene Zaino
                                            Title: President

                                        By: /s/ Kathryn Chin Eggleston
                                            ------------------------------
                                            Name: Kathryn Chin Eggleston
                                            Title: Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                             THE NETPLEX GROUP, INC.



                         Pursuant to Section 805 of the
                        New York Business Corporation Law





















                     Olshan Grundman Frome & Rosenzweig LLP
                                 505 Park Avenue
                            New York, New York 10022

                            CERTIFICATE OF CORRECTION

                                       OF

                         THE CERTIFICATE OF AMENDMENT OF
                        THE CERTIFICATE OF INCORPORATION
                           OF THE NETPLEX GROUP, INC.


                Under Section 105 of the Business Corporation Law

                                -----------------


                  It is hereby certified that:

                  1. The name of the corporation is The Netplex Group, Inc.

                  2. The instrument to be hereby corrected was filed by the Department of State on September 19, 1996.

                  3. The nature of the informality, error, incorrect statement, or defect of the said instrument to be hereby corrected as follows: Article Fourth B(5)(b) incorrectly stated the price per share of the Company's Common Stock which would enable the Company to send a Notice of Redemption to the holders of its Class A Preferred Stock.

                  4. The provision hereinabove described is hereby corrected to read in its entirety as follows:

                  5. Notice of any Class A Preferred Stock redemption date and the redemption option exercisable in connection therewith pursuant to this
Section 5 shall be sent by the Corporation by first-class certified mail, return receipt requested, postage prepaid, to the holders of record of shares of Class A Preferred Stock at their respective addresses as the same shall appear on the books of the Corporation. Such notice may be given at any time (i) during the first two years after the date of the closing (the "Closing") of the issuance of the Class A Preferred Stock pursuant to the Offering, if the last sale price of the Common Stock has been at least $3.75 per share on all 20 of the trading days ending on the third date prior to the date on which written notice of redemption is given, (ii) during the third year after the Closing, if the last sale price of the Common Stock has been at least $4.6875 per share on all 20 of the trading days ending on the third date prior to the date on which written notice of redemption is given, (iii) during the fourth year after the Closing, if the last sale price of the Common Stock has been at least $5.00 per share on all 20 of the trading days ending on the third date prior to the date on which written notice of redemption is given, and (iv) after the fourth year after the Closing, if the last sale price of the Common Stock has been at least 20 percentage points higher than the prior year's price as such prior year's price relates to $2.50 per share (i.e., 220% of $2.50 in the fifth year, 240% of $2.50 in the sixth year, etc.) on all 20 of the trading days ending on the third date prior to the date on which notice of redemption is given. Such notice shall be mailed 30 days in advance of the applicable Class A Preferred Stock redemption date. At any time on or after the Class A Preferred Stock redemption date, the holders of record of shares of Class A Preferred Stock to be redeemed on such Class A Preferred Stock redemption date in accordance with this Section 5 shall be entitled to receive the applicable redemption price upon actual delivery to the Corporation or its agents of the certificates representing the shares to be redeemed. If upon any redemption the assets of the Corporation available for redemption shall be insufficient to pay the holders of the shares of Class A Preferred Stock the full amounts to which they shall be entitled, the holders of shares of Class A Preferred Stock shall share ratably in any such redemption according to the respective amounts which would be payable in respect of such shares to be redeemed to the holders thereof if all amounts payable on or with respect to such shares were paid in full.

                  IN WITNESS WHEREOF, we have subscribed this document on September 24, 1996 and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.


                                        THE NETPLEX GROUP, INC.


                                        By: /s/ Gene Zaino
                                            ---------------------------------
                                            Name:  Gene Zaino
                                            Title:  President


                                        By: /s/ Kathryn Chin Eggleston
                                            ---------------------------------
                                            Name:  Kathryn Chin Eggleston
                                            Title:  Secretary

                            CERTIFICATE OF CORRECTION

                                       OF

                         THE CERTIFICATE OF AMENDMENT OF
                        THE CERTIFICATE OF INCORPORATION
                           OF THE NETPLEX GROUP, INC.

                Under Section 105 of the Business Corporation Law

                                -----------------


























                     Olshan Grundman Frome & Rosenzweig LLP
                                 505 Park Avenue
                          New York, New York 10022-1170